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                     Opinion of Weil, Gotshal & Manges LLP

                               September 3, 1997


North Atlantic Trading Company,Inc.
257 Park Avenue South
New York, New York  10010

Gentlemen:

                  We have acted as counsel to North Atlantic Trading Company, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-4, File No. 333-31931 (as amended, the "Registration Statement"), under the Securities Act of 1933, as amended, relating to $155,000,000 principal amount at maturity of the Company's 11% Senior Notes due 2004, Series B (the "Notes") and 1,360,000 shares of the Company's 12% Senior Exchange Payment-In-Kind Preferred Stock (the "Preferred Stock").

                  In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Indenture dated as of June 25, 1997 (the "Indenture") between the Company, as issuer, National Tobacco Company, L.P., North Atlantic Operating Company, Inc. and National Tobacco Finance Corporation, as guarantors, and United States Trust Company of New York, as trustee (the "Trustee"), pursuant to which the Notes will be issued, the form of the Notes included as Exhibit 4.2 to the Registration Statement, the Certificate of Designation of the Preferred Stock (the "Certificate of Designation") and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

                  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

                  Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:


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North Atlantic Trading Company, Inc.
August __, 1997
Page 2


                  1. The Notes are duly authorized, and, when duly executed on behalf of the Company, authenticated by the Trustee and delivered in accordance with the terms of the Indenture and as contemplated in the Registration Statement, will constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  2. The shares of Preferred Stock to be issued in accordance with the Certificate of Designation and as contemplated in the Registration Statement have been duly authorized and when issued as contemplated by the Registration Statement will be validly issued, fully paid and nonassessable.

                  The opinion herein is limited to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

                  This opinion is rendered solely for your benefit in connection with the transactions described above. This opinion may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent, except that we hereby consent to the use of this opinion as an exhibit to the Registration Statement. We further consent to the reference to our name under the caption "Legal Matters" in the prospectus which is a part of the Registration Statement.

                                         Very truly yours,


                                         Weil, Gotshal & Manges LLP